THIS DOCUMENT IS A COPY OF THE DEFINITIVE PROXY MATERIALS FILED ON FEBRUARY 14, 1994 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.


   Dear Stockholder:


   An Annual Meeting of Stockholders of Burnup & Sims Inc. will be held on March 11, 1994.

   A number of important proposals are being considered at this meeting, and we are requesting your vote. Failure to return your proxy will mean that your shares will not be voted on all of these important proposals.

   You are urged  to promptly sign, date and  return the enclosed proxy  card in
   the  envelope  provided.   Please  vote  now and  help  us  reduce the  costs
   associated with follow up mailings.

   Thank you.

   An Annual Meeting of Stockholders is scheduled for March 11, 1994. You hold your shares through a bank or brokerage firm, and you should already have received your proxy material directly from them, or from ADP Proxy Services.

   A number of important proposals are being considered at the meeting, and your bank or broker will not be able to vote on your behalf. Unless you return your proxy your shares will not be voted on these important proposals.

   It is important that as many stockholders as possible be represented at the meeting. If you have not already done so, we urge you to carefully read the proxy statement and then sign, date and return your voting instructions in the envelope provided by your broker or bank.

   We strongly encourage your participation at the meeting, and thank you in advance for your attention to this matter.

   AN IMPORTANT REMINDER....

   According  to our  latest  records,  your proxy  for  the  Annual Meeting  of
   Stockholders of  Burnup & Sims Inc. has  not yet been received.   The meeting
   will be held on March 11, 1994.

   Unless you return a proxy card, your shares will not be voted on certain proposals at this meeting. Important proposals are being voted on, and we ask you to give this matter your immediate consideration.

   If your proxy is in the mail, thank you for responding. If not, we ask you to please take time now to sign, date and return the enclosed duplicate proxy card in the envelope provided.


                              YOUR VOTE IS IMPORTANT!
                                PLEASE ACT PROMPTLY!

   AN IMPORTANT REMINDER....


   An Annual Meeting of Stockholders of Burnup & Sims Inc. will be held on March 11, 1994.

   Because your shares are held through your broker or bank, we cannot be certain whether or not you have voted.

   IF YOU DO NOT RETURN A PROXY, YOUR SHARES WILL NOT BE VOTED ON CERTAIN IMPORTANT PROPOSALS.

   If you have not already done so, we ask you to please take time now to sign, date and return your proxy in the envelope provided.


                              YOUR VOTE IS IMPORTANT!
                                PLEASE ACT PROMPTLY!

   Dear Stockholder:


   Hill and Knowlton, Inc., our proxy solicitor, has tried unsuccessfully to contact you in connection with the shares of Burnup & Sims Inc. that you own.

   If you have not yet returned a proxy for the March 11, 1994 Annual Meeting of Stockholders, we would appreciate it if you would take the time to sign, date and return the enclosed proxy card in the envelope provided today.

   If you have any questions, please contact Hill and Knowlton by calling them COLLECT at (212) 210-8850.

   Thank you for your cooperation.

   Dear Stockholder:


   Hill and Knowlton, Inc., our proxy solicitor has tried unsuccessfully to contact you in connection with the shares of Burnup & Sims Inc. that you own.

   Important proposals are being considered at the Annual Meeting of Stockholders to be held on March 11, 1994, and your bank or broker will not be able to vote on your behalf on all proposals. Unless you return your proxy your shares will not be voted on certain issues.

   It is important that as many stockholders as possible be represented at the meeting. If you have not already done so, I urge you to carefully read the proxy statement and then sign, date and return your proxy in the envelope provided by your bank or broker.

   If you have any questions, please contact Hill and Knowlton by calling them COLLECT at (212) 210-8850.

   Thank you for your cooperation.

   Dear ____________ Plan Participant:


   An Annual Meeting of Stockholders of Burnup & Sims Inc. will be held on March 11, 1994.

   Important proposals are being considered at this meeting, and we are requesting your vote. You own shares of stock in the ________________ Plan and failure to return your proxy will mean that your shares will not be represented at the meeting.

   You are urged  to promptly sign, date  and return the enclosed  proxy card in
   the  envelope  provided.   Please  vote  now and  help  us  reduce the  costs
   associated with follow up mailings.

   Thank you.

   (Front)


   Dear Stockholder:


   Our proxy solicitor, Hill and Knowlton, Inc., will be calling all shareholders who have not yet voted their proxies during the short period before the annual meeting. Please return this card when you have voted, so that your Company can save the expense of having Hill and Knowlton contact you.

        ______    Yes, I have already voted or will do so know.

        ______    It is after ________________, 1994, and I have
                  not yet received the proxy materials from my bank or brokerage firm.

        ________________________________________________________
        (Please indicate the name of your bank or brokerage firm so that we may follow up on their mailing operations.)

        ________________________________________________________
        (Your telephone number)



   (Back)

   See attached sample.
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